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                                                                    Exhibit 10.6


Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

EMC/2/
The Enterprise Storage Company


              SUBCONTRACTOR AGREEMENT FOR PROFESSIONAL SERVICES
                                    BETWEEN
                            EMC CORPORATION ("EMC")
                                      AND
                     StorageNetworks Inc ("Subcontractor")
                     --------------------


This Subcontractor Agreement for Professional Services (hereinafter "Agreement") is made on this 4th day of May 1999, between EMC Corporation, a Massachusetts corporation with principal offices at 171 South Street, Hopkinton, Massachusetts 01748 ("EMC"), and StorageNetworks Inc, a Delaware corporation, with principal offices at 100 Fifth Ave, Waltham Ma 02154, ("Subcontractor"), who hereby agree to the following:

     1. Services. EMC may acquire the professional services of the
        ---------
Subcontractor, subject to the terms and conditions of this Agreement, which shall be performed in conjunction with EMC's provision of services to an EMC customer. The work to be performed by Subcontractor shall be set forth in a Statement of Work to be signed and attached hereto as Schedule A to this Agreement. Each Statement of Work shall contain at a minimum the following information:

     a) a description of the services to be performed by the Subcontractor;
     b) the place of performance;
     c) the period of performance; and
     d) the fees to be paid.




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Confidential Materials omitted and filed separately with the Securities and
Exchange Commission. Asterisks denote omissions.


     2. Pricing. EMC herein sets agreed to pricing at $[**] per hour for SNI
        --------
services. This pricing level is based upon the SNI's commitment to procure and implement EMC technology into their POP sites based on the following
schedule.....Houston site by Q2 end, NY site by Q3 end, Boston site by Q4 end and San Fran site by Q4 end. (All dates are 1999). Inability to meet this criteria will subject this pricing agreement to review by EMC.

     3. Payment. In consideration for Subcontractor's satisfactory work
        --------
referenced in Sections 9 & 10, EMC will pay Subcontrator according to the payment terms set forth in the Statement of Work. Subcontractor shall submit invoices on a monthly basis for services furnished during the preceding month, unless otherwise stated, and each invoice shall reference the applicable Statement of Work and shall include supporting detail and documentation of all charges. All amounts are due and payable in U.S. dollars, unless otherwise agreed by EMC in writing, within thirty (30) days from proper receipt of a proper invoice. EMC shall not be obligated to pay submitted invoices until such time as Subcontractor fails to submit invoices in accordance with the documentation, payment and time requirements of this Section.

     4. Time and Materials. For Statements of Work to be performed on a Time and
        -------------------
Materials basis, EMC shall pay Subcontractor only in accordance with the billable rates and expenses set forth in the Statement of Work and shall not be liable for payments in excess of the funding limitations set forth therein. Subcontractor shall notify EMC in writing at such time as the cumulative dollar amount of billable labor and expenses reaches [**] percent ([**])% of the estimated level of effort or funding limitation set forth therein and will include in such notification an estimate of any additional labor hours and costs needed to complete the requirements of the project. Subcontractor shall not be obligated to provide, and EMC shall not be obligated to pay for, services or expenses beyond the period of performance or in excess of the total funding limitation specified in the Statement of Work.

     5. Firm Fixed Price. For Statements of Work to be performed on a Firm Fixed
        -----------------
Price basis, EMC shall not be obligated to pay Subcontractor in excess of the Firm Fixed Price set forth in the Statement of Work. Subcontractor shall be solely responsible for costs incurred by the Subcontractor in excess of the Firm Fixed Price set forth therein.

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     6. Expenses. EMC will reimburse Subcontractor for all out-of pocket
        ---------
expenses actually incurred by Subcontractor in rendering services under this Agreement so long as such expenses are (a) necessary, reasonable and directly related to work specified in the Statement of Work, (b) consistent with EMC's then-current expense reimbursement policies, (which is a referenced addition to this agreement), (c) not incurred under a Firm Fixed Price Statement of Work. Notwithstanding the foregoing, Subcontractor shall be solely liable for payment of all fees, licenses, bonds, taxes or other expenses required or imposed against Subcontractor as a cost of doing business.

     7. Changes. EMC may request changes in the scope of work specified in the
        --------
Statement of Work. Upon agreement between the parties as to the changes and associated price increase or decrease, EMC shall initiate an amendment in writing to the existing Statement of Work. EMC shall not be obligated to pay for any changed services and Subcontractor shall not be required to perform any changed services in the absence of a duly executed amendment signed by the parties.

     8. Non-Disclosure of Confidential and Proprietary Information. Upon
        -----------------------------------------------------------
execution of this Agreement, Subcontractor shall be bound by EMC's standard "Non-Disclosure Agreement" and EMC shall be bound by SNI's standard "Non-Disclosure Agreement which each shall execute as a condition to this Agreement becoming effective. Copies shall be attached hereto and is incorporated by reference.

     9. Title to Work Product. It is understood and agreed to by the parties
        ---------------------
that all effort expended and all results developed by EMC pursuant to this Agreement, shall be and shall remain the property of EMC, who shall have the sole and exclusive rights and title to any ideas developed, modified, changed, improved, or utilized by Subcontractor as a result of this Agreement. Subcontractor shall have the right and license to utilize the work product of this Agreement, but all ownership rights are retained by EMC or its original licensors, if any.

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     10. Warranty. Subcontractor warrants that a) its professional services
         ---------
will be of professional quality and conform to generally accepted standards in the industry; and b) its personnel shall be competent and qualified to perform the tasks to which they are assigned.

     11. Performance. At all times during this Agreement, EMC reserves the right
         ------------
to reasonably determine, after mutual understanding is reached between both parties, the quality of the Subcontractor's performance under this Agreement. In the event that it is determined that any employee assigned to a particular customer's site is unsuitable to perform the services requested, Subcontractor shall promptly replace such employee after notification of such determination by EMC.

     12. Independent Contractor. EMC and Subcontractor each agree that
         -----------------------
Subcontractor is, and shall remain, an independent contractor. Nothing in this Agreement or a Statement of Work shall be construed to create or imply that any either party is an agent of the other party. At no time shall either party make any commitments or incur any expenses for, or in the name of, the other party without the prior approval of the other party. Subcontractor's personnel are not, nor shall they be deemed to be at any time during the term of this Agreement, employees of EMC. Subcontractor will be solely responsible for payment of all compensation owed to Subcontractor's personnel, as well as for payment of employment related taxes and workers' compensation insurance.

     13. Non-Competition. Not applicable to this agreement.
         ----------------

     14. Indemnification. Not applicable to this agreement.
         ----------------

     15. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO
         ------------------------
THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOST BUSINESS OR LOST PROFITS, WHETHER FORESEEABLE OR NOT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT.

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     16. Termination. If either party breaches any material provision of
         ------------
this Agreement, the other party may terminate this Agreement upon thirty (30) days prior written notice, provided the breach is not cured within such 30 day period. Such termination shall not relieve either party from those of its obligations hereunder that accrued prior to the date of termination, nor shall it relieve the party in breach from any liability resulting therefrom.

     16.1 Either party may terminate this Agreement without cause with written notice to the other party. EMC shall also have the right to immediately terminate any Statement of Work or Schedule in the event EMC's customer terminates its project or agreement with EMC.

     16.2 The provisions of Sections 7 (Non-Disclosure), 8 (Title to Work Product), 9 (Warranty), 12 (Non-competition), 13 (Indemnification), and 14 (Limitation of Liability), shall survive termination of this Agreement.

     17. Notices. All notices, requests, authorizations, directions, or other
         --------
communications under this Agreement shall be given in writing by personal delivery, by U.S. mail postage prepaid, or by facsimile with confirmed answer back. Notice shall be effective upon delivery in the case of personal delivery, on receipt in the case of facsimile, and five days after mailing in the case of posting.

     18. Miscellaneous. This Agreement, Statements of Work, Schedules and the
         --------------
addendums hereto, if any, contain the entire understanding of the parties with respect to the matters contained herein. There are no promises, covenants, or undertakings other than those expressly set forth herein. This Agreement may not be modified except by a writing, executed by authorized representatives of EMC and Subcontractor. This Agreement is not assignable by Subcontractor without the express written consent of either party. This Agreement shall be governed by the laws, and enforceable in the courts, of the Commonwealth of Massachusetts, U.S.A.

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The parties hereby acknowledge that they have read and do understand this
Agreement and all addendums hereto, and agree to all terms and conditions stated herein and attached hereto.


EMC Corporation                        StorageNetworks Inc.
                                       ---------------------------------
("EMC")                                ("Subcontractor")


/s/ David B Bedard                     /s/ Paul C Flanagan
--------------------------             --------------------------------
Signature                              Signature

DAVID B. BEDARD                        Paul Flanagan
--------------------------             ---------------------------------
Printed Name                           Printed Name

Sales Operations Mgr.                  CFO
--------------------------             ---------------------------------
Title                                  Title

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